Exhibit 99.1

Contact:	Dick Hobbs
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended March 31, 2014

Adjusted EPS Increased 15% to 71 Cents in the First Quarter
Restructuring and Other Costs Result in a Reported Net Loss of 4 Cents per Share

Adjusted Operating Margins Increased 140 Basis Points to 14.8%; Flavors & Fragrances Operating Margin Improves 80 Basis Points to 14.0%
Restructuring and Other Costs Reduce Reported Operating Margin to 0.4%

MILWAUKEE—April 14, 2014 —Sensient Technologies Corporation (NYSE: SXT) reported adjusted net earnings of 71 cents per share, a first quarter record and an increase of 14.5% over the prior year period’s adjusted net earnings of 62 cents per share.  Consolidated revenue increased to $368.1 million in the first quarter of 2014 from $365.6 million in last year’s first quarter.  The Company has continued to rationalize non-strategic business, which has impacted revenue growth.  First quarter revenue grew by approximately 4%, as adjusted to remove the effect of the non-strategic business.  Adjusted operating income increased 10.6% to $54.3 million compared to adjusted operating income of $49.1 million in last year’s first quarter.  Adjusted consolidated operating margins increased 140 basis points to 14.8% on strong performances across all of the operating groups.  Foreign currency translation reduced both revenue and operating income by approximately one percent in the first quarter.

On March 4th, the Company announced that it was initiating a further restructuring plan to eliminate underperforming operations, consolidate manufacturing facilities and improve efficiencies within the Company.  In 2013, the Company had restructuring costs to relocate the Flavors & Fragrances Group headquarters and consolidate manufacturing facilities.  Pre-tax restructuring and other costs of $52.7 million and $12.8 million were recognized in the first quarters of 2014 and 2013, respectively.  The costs incurred in the first quarter of 2014 include approximately $40 million of non-cash costs related to the write-down of fixed assets and intangibles.  The restructuring and other costs reduced first quarter earnings by 75 cents per share in 2014, and 19 cents per share in 2013.  Diluted earnings per share, as reported, were a loss of 4 cents in the first quarter of 2014 compared to income of 43 cents in the comparable period last year.  As reported, the Company’s operating income was $1.6 million and $36.3 million in the first quarters of 2014 and 2013, respectively.  Consolidated operating margins, as reported, were 0.4% in the first quarter and 9.9% in the comparable period last year.  The Company has included non-GAAP results to remove the costs related to the restructuring plan and other costs, and provide investors with a consistent view of the Company’s operating performance.

Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended March 31, 2014
April 14, 2014

Cash provided by operating activities in the first quarter of 2014 was $19.8 million, as reported, which includes $3.4 million of payments related to restructuring and other costs.  Adjusted to remove the restructuring impact, cash provided by operating activities was $23.3 million in the first quarter compared to $25.6 million reported in last year’s first quarter.  The decrease was primarily driven by a higher use of cash to fund working capital this year.

In March, the Company also announced a comprehensive plan to enhance shareholder value.  The Board of Directors increased the Company’s regular quarterly cash dividend by 9%, to 25 cents per share.  The Company has increased the annual dividend payment to shareholders in each of the last nine years with this action.  Sensient also plans to purchase up to two million shares of stock over the next twelve months, representing four percent of the Company’s outstanding shares.  The Company’s purchases will be made on an opportunistic basis depending on market and other conditions.  Sensient purchased 200,000 shares in March.

“Sensient delivered a very strong performance in the first quarter of 2014,” said Paul Manning, President and CEO of Sensient Technologies Corporation.  “The results this quarter clearly demonstrate that our strategy is working.  There is additional upside potential for the margins in both businesses, and we expect the Flavors & Fragrances Group’s operating margin to improve significantly in the next few years.”

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended March 31, 2014
April 14, 2014

BUSINESS REVIEW

The Color Group reported revenue of $133.6 million in the quarter, an increase of 3% from the $129.5 million reported in the comparable period last year.  Operating income increased 10.2% to $29.4 million from $26.7 million in last year’s first quarter. The Color Group’s operating margin increased 140 basis points to 22.0% in the quarter, driven by strong performances across the Group. In particular, the digital inks and cosmetics businesses reported double digit growth in local currency. Foreign currency translation did not have a significant impact on either revenue or operating income in the first quarter.

The Flavors & Fragrances Group reported first quarter revenue of $213.4 million compared to the $215.8 million reported in last year’s first quarter.  Operating income increased 5.4% to $29.9 million, compared to $28.4 million in the first quarter of 2013.  The Flavors & Fragrances Group’s operating margin increased to 14.0% in the quarter, an improvement of 80 basis points from the margin in last year’s first quarter.  The Natural Ingredients and North American Beverage businesses reported double digit operating income growth in the quarter.  Foreign currency translation did not have a significant impact on revenue, but reduced operating income by approximately one percent in the first quarter.

The Corporate & Other segment, which includes the Company’s operations in Asia Pacific and China, and the flavor businesses in Central and South America, reported revenue of $35.3 million in the first quarter compared to $34.9 million in the comparable period last year.  In local currency terms, revenue grew by approximately 7% in this segment.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended March 31, 2014
April 14, 2014

2014 OUTLOOK

Sensient has increased its 2014 diluted earnings per share guidance to be within the range of $2.92 and $3.00, excluding restructuring and other costs.  The Company’s previous guidance had been a range between $2.86 and $2.94 per share.

CONFERENCE CALL

The Company will host a conference call to discuss its 2014 first quarter financial results at 10:00 a.m. CDT on Tuesday, April 15, 2014.  To participate in the conference call, please contact InterCall Teleconferencing at (706) 758-1089 and refer to conference identification number 24095009.  A webcast of the conference call will be available on the Investor Information section of the Company’s website at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CDT on April 15, 2014, through midnight on April 22, 2014, by calling (404) 537-3406 and referring to conference identification number 24095009.  A transcript of the call will also be posted on the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013.

Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended March 31, 2014
April 14, 2014

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 6
(In thousands, except percentages and per share amounts)

Consolidated Statements of Earnings	Three Months Ended March 31,

	2014	2013	% Change

Revenue	$368,131	$365,640	0.7%

Cost of products sold	243,623	248,503	-2.0%
Selling and administrative expenses	122,929	80,799	52.1%

Operating income	1,579	36,338	-95.7%
Interest expense	4,131	4,261

Earnings before income taxes	(2,552)	32,077
Income taxes	(477)	10,638

Net earnings	$(2,075)	$21,439

Earnings per common share:
Basic	$(0.04)	$0.43

Diluted	$(0.04)	$0.43

Average common shares outstanding:
Basic	49,853	49,711	0.3%

Diluted	50,079	49,867	0.4%

Reconciliation of Non-GAAP Amounts

The Company's 2014 results include restructuring and other charges of $52.7 million pre-tax ($37.4 million after-tax or $0.75 per share) related to eliminating underperforming operations, consolidating manufacturing facilities, improving efficiencies within the Company and other items.  The Company's 2013 results include restructuring charges of $12.8 million pre-tax ($9.4 million after-tax or $0.19 per share) related to the 2013 restructuring program.

	Three Months Ended March 31,
	2014			2013
		Restructuring
		& Other			Restructuring		Adjusted
	Reported	Impact	Adjusted	Reported	Impact	Adjusted	% Change

Revenue	$368,131	$-	$368,131	$365,640	$-	$365,640	0.7%

Cost of products sold	243,623	-	243,623	248,503	595	247,908	-1.7%
Selling and administrative expenses	122,929	52,722	70,207	80,799	12,178	68,621	2.3%

Operating income	1,579	(52,722)	54,301	36,338	(12,773)	49,111	10.6%
Interest expense	4,131	-	4,131	4,261	-	4,261

Earnings before income taxes	(2,552)	(52,722)	50,170	32,077	(12,773)	44,850	11.9%
Income taxes	(477)	(15,274)	14,797	10,638	(3,366)	14,004

Net earnings	$(2,075)	$(37,448)	$35,373	$21,439	$(9,407)	$30,846	14.7%

Earnings per common share:
Basic	$(0.04)	$(0.75)	$0.71	$0.43	$(0.19)	$0.62	14.5%

Diluted	$(0.04)	$(0.75)	$0.71	$0.43	$(0.19)	$0.62	14.5%

Average common shares outstanding:
Basic	49,853		49,853	49,711		49,711	0.3%

Diluted	50,079		50,079	49,867		49,867	0.4%

These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

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Sensient Technologies Corporation	Page 7
(In thousands, except per share amounts)

Results by Segment	Three Months Ended March 31,

Revenue	2014	2013	% Change

Flavors & Fragrances	$213,379	$215,841	-1.1%
Color	133,638	129,479	3.2%
Corporate & Other	35,342	34,876	1.3%
Intersegment elimination	(14,228)	(14,556)

Consolidated	$368,131	$365,640	0.7%

Operating Income

Flavors & Fragrances	$29,939	$28,406	5.4%
Color	29,407	26,683	10.2%
Corporate & Other	(57,767)	(18,751)

Consolidated	$1,579	$36,338	-95.7%

Consolidated excluding restructuring & other charges	$54,301	$49,111	10.6%

Beginning in the first quarter of 2014, the results of operations for the Company’s Fragrances businesses in Asia Pacific and China, previously reported in the Corporate & Other segment, are reported in the Flavors & Fragrances Group, and the results of operations for the Company’s pharmaceutical flavors business, previously reported in the Flavors & Fragrances Group, are reported in the Colors Group with the pharmaceutical colors business.  Results for 2013 have been restated to reflect this change.  Restructuring and other charges are reported in the Corporate & Other segment.

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)

Consolidated Condensed Balance Sheets
March 31,	2014	2013

Current assets	$817,221	$756,090
Goodwill & intangible assets (net)	467,223	452,257
Property, plant, and equipment (net)	525,679	512,247
Other assets	85,760	47,418

Total Assets	$1,895,883	$1,768,012

Current liabilities	$243,218	$206,458
Long-term debt	386,737	327,625
Accrued employee and retiree benefits	27,144	60,939
Other liabilities	30,770	25,028
Shareholders' Equity	1,208,014	1,147,962

Total Liabilities and Shareholders' Equity	$1,895,883	$1,768,012

Consolidated Statements of Cash Flows
Three Months Ended March 31,	2014	2013

Net cash provided by operating activities	$19,835	$25,589

Cash flows from investing activities:
Acquisition of property, plant and equipment	(14,711)	(21,039)
Proceeds from sale of assets	919	24
Other investing activity	(94)	(70)

Net cash used in investing activities	(13,886)	(21,085)

Cash flows from financing activities:
Proceeds from additional borrowings	49,254	33,438
Debt payments	(43,096)	(23,954)
Purchase of treasury stock	(2,724)	-
Dividends paid	(11,539)	(10,999)
Proceeds from options exercised and other	331	56

Net cash used in financing activities	(7,774)	(1,459)

Effect of exchange rate changes on cash and cash equivalents	(548)	1,363

Net (decrease) increase in cash and cash equivalents	(2,373)	4,408
Cash and cash equivalents at beginning of period	19,836	15,062
Cash and cash equivalents at end of period	$17,463	$19,470

Supplemental Information
Three Months Ended March 31,	2014	2013

Depreciation and amortization	$13,424	$12,963

Dividends per share	$0.23	$0.22

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